Exhibit 16.1

                           PricewaterhouseCoopers LLP
                                 1201 Louisiana
                                   Suite 2900
                           Houston, Texas 77002-5678
                            Telephone (713) 356-4000
                            Fascsmile (713) 356-4717



     March 31, 2006


     Securities and Exchange Commission
     100 F Street, N.E.
     Washington, DC 20549

     Commissioners:

     We have read the statements made by McDermott International, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of McDermott International, Inc. dated March 27, 2006. We agree with the statements concerning our Firm in such Form 8-K.

     Very truly yours,

     /s/ PricewaterhouseCoopers LLP